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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date earliest event reported)           June 30, 1997
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                        CORAM HEALTHCARE CORPORATION
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             (Exact name of registrant as specified in charter)



         Delaware                   1-11343                  33-0615337
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(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)



      1125 Seventh Street, Suite 2100, Denver, Colorado            80202
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     (Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code       (303) 292-4973
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        (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

             On June 30, 1997, Coram Healthcare Corporation ("Coram") reached a settlement of its lawsuit against Caremark International, Inc. and Caremark, Inc. (collectively, "Caremark"). The lawsuit and other related issues arose out of the acquisition by Coram of Caremark's home infusion business in 1995. The suit against Caremark was originally filed in September, 1995, in the Superior Court of the State of California in the City and County of San Francisco. In addition, Caremark filed a related lawsuit against Coram in the United States District Court, Northern District of Illinois, as well as a counterclaim against Coram in the San Francisco lawsuit.

             Under the settlement, Caremark will forgive all of the promissory notes (totaling approximately $120 million) that Coram issued to Caremark in connection with the acquisition of Caremark's home infusion business. Caremark is also required to pay $45 million in cash to Coram on or before September 1, 1997. As a result, Coram will record a one-time pretax gain of approximately $165 million in connection with the settlement. The parties have also exchanged mutual releases of claims and disputes between them and have dismissed their lawsuits and counterclaims. In connection with this settlement, Caremark assigned to Coram certain claims against Price Waterhouse LLP with respect to the issues arising in the litigation with Coram. On July 7, 1997, Coram filed a lawsuit against Price Waterhouse LLP alleging professional negligence in connection with such assigned claims.

             As previously disclosed, one of Coram's insurance carriers, which contributed approximately $8.8 million to the settlement of certain shareholder litigation by Coram, has asserted its contractual subrogation rights against any recovery Coram realizes from Caremark. Such claim has been submitted to binding arbitration. If the carrier prevails, it may be entitled to receive a portion of the payment received by Coram in connection with the Caremark settlement, up to $8.8 million. There can be no assurance that the other carrier, which paid $15 million in connection with the shareholder litigation settlement, will not pursue similar claims against Coram.





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                                   SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            CORAM HEALTHCARE CORPORATION



Date:  July 9, 1997                         By:  /s/ RICHARD M. SMITH
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                                            Name:  Richard M. Smith
                                            Title: Chief Financial Officer